Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (this “Amendment”), entered into on February 25, 2015 and effective as of February 28, 2015 (the “Effective Date”), by and between JPP II, LLC and JPP, LLC, each a Delaware limited liability company, as lender (collectively, together with their respective successors and assigns, including any lawful holder of any portion of the Indebtedness, “Lender”), and SEARS, ROEBUCK AND CO., SEARS DEVELOPMENT CO. and KMART CORPORATION, as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower”), amends that certain Loan Agreement, dated as of September 15, 2014 (the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (as amended hereby)).
WHEREAS, on the Business Day immediately succeeding the Effective Date, Borrower shall repay to Lender $200,000,000 of Principal Indebtedness, together with all interest accrued thereon (the “Repayment”);
WHEREAS, in connection with the Repayment, Lender shall deliver to Borrower releases of the Mortgages encumbering the Released Properties;
WHEREAS, Lender has agreed to extend the Maturity Date and give Borrower the right obtain an additional advance under the Loan Agreement of up to $200,000,000, subject to the conditions set forth herein; and
WHEREAS, Lender and Borrower desire to amend the Loan Agreement as of the Effective Date to effectuate the foregoing and as otherwise set forth herein.
NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:
Section 1.    Repayment. Borrower shall repay to Lender $200,000,000 of Principal Indebtedness, together with all interest accrued thereon, on the Business Day immediately succeeding the Effective Date.
Section 2.    Amendments of Loan Agreement. Lender and Borrower hereby agree that, as of the Effective Date, the terms of the Loan Agreement shall be amended as hereinafter set forth:
(a)The defined term “Maturity Date” is hereby deleted in its entirety and replaced with the following:

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““Maturity Date” means the earlier of (i) June 1, 2015, (ii) the REIT Completion Date and (iii) such date as may result from acceleration of the Loan in accordance with this Agreement.”
(b)The defined term “Properties” is hereby deleted in its entirety and replaced with the following:
““Properties” means the real property on the list of properties set forth on the Retained Property List (other than any such property that is replaced pursuant to Section 2.1(b)), together with any Substitution Property encumbered by a Mortgage and any Released Properties with respect to which either a new Mortgage has been recorded with respect thereto or the original unrecorded Release Documents have been returned to Lender pursuant to Section 1.1(b), in each case, as described in greater detail under the applicable Mortgage, together with all buildings and other improvements thereon (other than leasehold improvements that are the property of a Tenant under a Lease at a Property) and all personal property owned by Borrower and encumbered by the Mortgages, together with all rights pertaining to such property; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.
(c)The defined term “REIT Completion Date” is hereby added to the Definitions and defined as follows:
““REIT Completion Date” means the date of receipt by the Guarantor or any of its subsidiaries of sale proceeds pursuant to a sale/leaseback or similar transaction involving the sale or other transfer by the Guarantor or any of its subsidiaries of at least 200 properties to a newly formed real estate investment trust capitalized in part through a rights offering to the stockholders of the Guarantor.”
(d)The defined term “Release Documents” is hereby added to the Definitions and defined as follows:
““Release Documents” means, with respect to each Released Property, instruments prepared by Borrower and reasonably satisfactory to Lender, executed and delivered by Lender, releasing and discharging all Liens on such Released Property, including the Lien of the applicable Mortgage and any fixture filings.”
(e)The defined term “Released Properties” is hereby added to the Definitions and defined as follows:
““Released Properties” means those Properties set forth on the Released Properties List.”
(f)The defined term “Released Properties List” is hereby added to the Definitions and defined as follows:

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““Released Properties List” means that certain list of “released properties” certified to Lender in the officer’s certificate of Borrower, dated as of February 25, 2015, and delivered to Lender.”
(g)The defined term “Retained Properties List” is hereby added to the Definitions and defined as follows:
““Retained Properties List” means that certain list of “retained properties” certified to Lender in the officer’s certificate of Borrower, dated as of February 25, 2015, and delivered to Lender.”
(h)The defined term “Mortgage” is hereby amended by deleting the words “as of the Closing Date” and replacing such words with “and delivered to Lender from time to time”.
(i)Section 1.1(b) is hereby deleted in its entirety and replaced with the following:
“At Borrower’s request, on no less than four Business Days’ notice to Lender, Lender shall make a single advance to Borrower (the “Delayed Advance”) in an amount specified by Borrower up to the Delayed Advance Amount on any Business Day prior to the Maturity Date, subject to the following conditions precedent: (i) no Event of Default is continuing as of such date; (ii) (x) with respect to any Released Property for which the applicable Release Documents have not been recorded as of such date in the applicable recording offices, Borrower shall deliver such Release Documents to Lender and an officer’s certificate of Borrower certifying that none of such Release Documents have been recorded (provided, that if the Release Documents in respect of any Released Property identified in such officer’s certificate has not yet been delivered to Borrower pursuant to Section 1.6 hereof, such Release Documents shall be deemed to have been delivered by Lender pursuant to Section 1.6 and returned by Borrower in satisfaction of the requirements of this Section 1.1(b)(ii)(x)) and (y) with respect to any Property for which Borrower has recorded one or more Release Documents, Borrower shall comply with Section 2.1(b)(w) and Section 2.1(b)(x) with respect to the Released Properties for which the Release Documents have been recorded prior to the funding of the Delayed Advance (and, references to “Substitution Property” in such Sections shall be deemed to mean “Released Property” for the purposes of this Section 1.1(b)); provided, that if Borrower has encumbered or otherwise sold, transferred or disposed of any such Released Property, then Borrower shall provide Lender with such additional collateral satisfactory to Lender in its sole discretion (each, an “Additional Property”) and shall comply with Section 2.1(b)(w), Section 2.1(b)(x) and Section 2.2 with respect to such Additional Property (and, reference to “Substitution Property” or “Property” in such Section shall be deemed to mean “Additional Property” for the purposes of this Section 1.1(b)); and (iii) Borrower shall pay (x) a fee in respect of such Delayed Advance in an amount equal to 0.25% of the amount of such Delayed Advance and (y) all reasonable out-of-pocket expenses incurred by Lender in connection with such Delayed Advance and the satisfaction of the conditions in this Section 1.1(b). Interest on the Delayed Advance shall begin to accrue on the date that the Delayed Advance is made to Borrower.

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The Delayed Advance is not in the nature of a revolving credit facility, and amounts borrowed and repaid hereunder may not be re-borrowed. Within 30 days following the funding of the Delayed Advance, Borrower shall comply with Section 2.2(a), Section 2.2(b) and Section 2.2(c) with respect to the Released Properties for which the Release Documents have been recorded. To the extent that the Delayed Advance is less than the Delayed Advance Amount, Lender shall agree to either reduce the number of Release Documents required to be delivered to Lender pursuant to this Section 1.1(b)(x) or the number of Released Properties for which Borrower must comply with Section 1.1(b)(y), in each case in Lender’s reasonable discretion.”
(j)Section 1.1(d) is hereby deleted in its entirety.
(k)The following Section 1.6 is hereby added to the Loan Agreement.
“Section 1.6.    Lender’s Obligation to Deliver Release Documents.
Borrower shall prepare and deliver to Lender the Release Documents as promptly as practicable after February 25, 2015, which Release Documents shall be reasonably acceptable to Lender, and Lender shall promptly execute and deliver the same following receipt from Borrower. Lender shall otherwise reasonably cooperate with Borrower at Borrower’s request in effectuating the releases of the Released Properties contemplated hereby.”
Section 3.         Miscellaneous.
(a)All of the terms and conditions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. Except as expressly amended hereby, the Loan Agreement and each of the other Loan Documents remains in full force and effect in accordance with its terms.
(b)Borrower hereby represents and warrants that (i) Borrower has the power and authority to enter into this Amendment, and to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has by proper action duly authorized the execution and delivery of this Amendment by Borrower and (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.
(d)Borrower hereby (1) ratifies and confirms all of its obligations under the Loan Agreement and each of the other Loan Documents and (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment.

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(e)This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto have executed and delivered this Amendment as of the date first hereinabove set forth.

LENDER:

JPP, LLC,
a Delaware limited liability company

By: /s/ Edward S. Lampert
       Name: Edward S. Lampert
Title: Sole Member

JPP II, LLC,
a Delaware limited liability company

By: /s/ Edward S. Lampert
       Name: Edward S. Lampert
Title: Manager

Amendment to Loan Agreement

BORROWER:
SEARS DEVELOPMENT CO.,
a Delaware corporation

By: /s/ Robert A. Riecker
       Name: Robert A. Riecker
Title: Vice President

SEARS, ROEBUCK & CO.,
a New York corporation

By: /s/ Robert A. Riecker
       Name: Robert A. Riecker
Title: Vice President, Controller and
      Chief Accounting Officer

KMART CORPORATION,
a Michigan corporation

By: /s/ Robert A. Riecker
       Name: Robert A. Riecker
Title: Vice President, Controller and
      Chief Accounting Officer

Amendment to Loan Agreement